UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): August 18, 2005

NORTH PITTSBURGH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

0-13716	25-1485389
(Commission File Number)	(IRS Employer Identification No.)

4008 Gibsonia Road
Gibsonia, PA	15044-9311
(Address of principal executive offices)	(Zip Code)

(724) 443-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 18, 2005, the Board of Directors of North Pittsburgh Systems, Inc. (the Board) approved the North Pittsburgh Systems, Inc. 2005 Executive Officers Bonus Plan (Bonus Plan). The Bonus Plan had been reviewed and recommended by the Compensation Committee during the Compensation Committee’s meeting that took place on the same day. A copy of the Bonus Plan is attached as Exhibit 99.1.

The maximum amount potentially payable under the Bonus Plan is equal to 20% of the aggregate 2005 total salaries of the qualifying participants, who constitute the Vice Presidents and President of North Pittsburgh Systems, Inc. (the Company) and presently total seven (7) individuals. Based on the current salaries of the qualifying participants, the maximum aggregate bonus amount under the Bonus Plan for all participants is $305,533. Amounts awarded (if any) are distributed evenly to all qualifying participants, subject to certain terms and conditions as outlined in more detail in the attached Bonus Plan.

Awards under the Bonus Plan are determined based upon pre-established performance objectives, determined by the Board upon the recommendation of the Compensation Committee, which consist of quantitative performance related factors involving confidential commercial and business information, the disclosure of which would have an adverse effect on the Company. In general terms, the performance objectives for the Bonus Plan are based primarily upon financial measurers (earnings metrics and earnings per share), new service growth measured on a net adds basis and the achievement of certain operational goals. The amounts awarded will be based upon the verification by the Compensation Committee of the actual results of the Company as compared to each of these performance objectives. Objectives relating to earnings metrics and earnings per share will be compared against the Company’s audited financial statements for the year ended December 31, 2005.

The above description of the Bonus Plan reflects the terms of the Plan as in effect for a full calendar year. The bonus amounts to be awarded in the event of a Change of Control, as defined in paragraph 9 of the attached Bonus Plan, prior to December 31, 2005 would be calculated pursuant to paragraph 4(b) of the Bonus Plan.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

99.1	Form of North Pittsburgh Systems, Inc. 2005 Executive Officers Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pittsburgh Systems, Inc.
(Registrant)

Date: August 24, 2005	/s/ H. R. Brown
H. R. Brown, President and Chief Executive Officer